ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into this 22nd day of November, 2000, by and among Dynatec International, Inc., a Utah corporation ("Seller"), and Expandable Home Organizers, Inc., a California corporation ("Buyer"). Seller and Buyer are referred to collectively herein as the "Parties" and individually as the "Party."

                                 R E C I T A L S

     WHEREAS, Seller desires to sell certain assets of Seller, specifically substantially all the assets of its unincorporated Neat Things(TM) division used in the manufacture, sale and distribution of the products and product lines identified on attached Exhibit A (the "Acquired Business"), and Buyer desires to purchase those assets of Seller on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration the sufficiency of which is acknowledged, the Parties, intending to be legally bound, agree as follows:

                                A G R E E M E N T

        1. Buyer agrees to purchase, and Seller agrees to sell the Acquired Assets on the terms and conditions herein described. For purposes of this Agreement, "Acquired Assets" shall mean all assets comprising the entire business of the Acquired Business, including without limitation, all of the assets set forth on Schedule 1. Without limiting the generality of the preceding sentence, the term "Acquired Assets" includes: (a) all right, title and interest of Seller in all intellectual property that is in any way related to the Acquired Business (the "Intellectual Property"), including without limitation, all patents, patent applications, trademarks, trademark applications, service marks and service mark registrations with the United States Patent and Trademark Office or any comparable foreign office, including those domestic and foreign patents and trademark and service mark applications and registrations listed on
Schedule 1, all trade secrets and knowhow related to the Acquired Business, all rights in and to the "Neat Things", "Neat Things!" and "Expandables" names, and all intellectual property rights relating thereto, including but not limited to the right to use the name for all business and corporate name registrations and filings made with any state or country, and all domestic and international copyrights, and any rights to any of the foregoing existing under any license or similar agreement to which Seller is party as of the date hereof (see Appendices A and B to Schedule 1); (b) an assignment of all contracts, including customer program commitment forms, with customers, licensors, vendors, suppliers, distributors, and independent representatives of the Acquired Business, all as identified on Schedule 1 (see Appendix C to Schedule 1); (c) all inventory of the Acquired Business, as listed on Schedule 1, wherever located (see Appendix F to Schedule 1); (d) all tools and equipment used by or for, or related in any way, to the Acquired Business wherever located, including without limitation, the molds listed on Schedule 1 (see Appendix G to Schedule 1); (e) all contracts, forms, files, records, documents and lists (including customer lists, sales, promotional and marketing materials relating to or in connection with the Acquired Business) (see Appendix D to Schedule 1); (f) all documentation relating to the molds, tools and equipment used to manufacture the items shown on Exhibit A; (g) all other tangible and intangible assets of Seller related to the Acquired Business including advertising signs; and (h) all of the issued and outstanding shares of capital stock of Neat

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Things,  Inc.,  a Utah  corporation  wholly  owned by Seller (see  Appendix H to
Schedule 1), provided that Acquired Assets shall not include that certain equipment lease between USA Capital, LLC (or its successors or assigns) and Seller for certain equipment and assets used as a trade show sales booth for the Acquired Business, the disposition of which as between Seller and Buyer shall be
as   otherwise   set   forth   in  this   Agreement.   For   purposes   of  this
Agreement,"Assumed Liabilities", shall mean all of Seller's liabilities, to be performed after the date hereof, existing under any contracts identified in the Section entitled "Contracts" of Schedule 1.

        2.    Purchase and Sale of Assets and Assumption of Assumed Liabilities.

             a. Cash Portion of Purchase Price. Buyer agrees to pay to Seller (collectively, all of the consideration to be paid by Buyer for the Acquired Assets shall be referred to herein as the "Purchase Price") at the Closing, one million three hundred thousand dollars ($1,300,000), less liabilities in the amount of six hundred fifty-one thousand one hundred fifty and 80/100 dollars ($651,150.80) owed by Seller to Norco Injection Molding, Inc., a California corporation ("Norco"), which liability will be assumed by Buyer.

             b. Inventory. Seller shall sell and Buyer shall purchase all of Seller's usable inventory acquired prior to Closing by Seller for use in connection with the Acquired Business, and Buyer shall pay Seller, in addition to the cash portion of the Purchase Price set forth above, Seller's actual cost of such inventory. Buyer shall purchase such inventory as follows:

                        i. Inventory at Norco. The inventory of Seller located at Norco's California facility, as set forth in Appendix F to Schedule 1 attached hereto, shall be purchased at Closing by Buyer for cash payment at Closing of One Hundred Ninety-eight Thousand Seven Hundred Three and 49/100 Dollars ($198,703.49).

                        ii. Finished Goods Inventory in Salt Lake City. Inventory of Seller consisting of all of the finished goods located at Seller's Salt Lake City, Utah offices, shall be purchased by Buyer for cash payment in the amount of Seller's cost of such inventory, payment of which shall be made in full in immediately available funds on or before December 8, 2000, provided, however, that Buyer shall have no obligation to purchase any of such inventory under this subsection 2(b)(ii) to the extent such inventory is reasonably determined by Buyer to be damaged, obsolete or otherwise unsalable, and further provided that Buyer's representative may at any time prior to December 8, 2000 visit Seller's Salt Lake City, Utah offices to inspect such inventory and may at such time identify any inventory that is reasonably determined to be damaged, obsolete or otherwise unsalable.

                        iii. Other Inventory in Salt Lake City. All inventory of Seller consisting of packaging materials located at Seller's Salt Lake City, Utah offices, which is not damaged, obsolete or otherwise unsalable shall be purchased by Buyer at Seller's actual cost therefore on or before December 15, 2000.

             c. Assumption of Liabilities. Buyer also agrees from and after Closing to assume all liabilities and obligations of Seller with respect to the Assumed Liabilities.

             d. Payment of Purchase Price. Buyer shall pay the cash portion of the Purchase Price at Closing, as that term is defined in Section 3(a), by wire transfer to a Wells Fargo account f/b/o Seller, according to wire transfer instructions provided to Buyer at or before Closing,

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or by other payment of presently  available funds satisfactory to Seller.  Buyer shall pay that portion of the Purchase Price allocated to inventory and payable at Closing pursuant to Section 2(b)(i), in cash, and by wire transfer to Seller's account or delivery of other immediately available funds. Seller further agrees that Wells Fargo Business Credit, Inc., shall be paid and have immediate access out of the cash portion of the Purchase Price Buyer a total of four hundred thirty thousand dollars ($430,000), which payment shall be in satisfaction of amounts owed to Wells Fargo Business Credit, Inc. by Seller.

             e. Arms Length Negotiations. The parties acknowledge and agree that the purchase and sale of the Acquired Assets as contemplated by this Agreement is an arms- length transaction, that Seller and Buyer are unrelated and will be unrelated after the consummation of the transactions contemplated by this Agreement, and that the amount and form of payment of the Purchase Price was the result of bona fide negotiations between the parties and the parties consider the Purchase Price to be the fair market value for the Acquired Assets.

        3.       Closing of the Purchase of the Acquired Assets.

             a. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a mutually agreed upon time, date and place (the "Closing Date").

             b. Seller's Obligations at Closing. At the Closing, Seller shall deliver to Buyer the following instruments:

                        i. Transfer of Assets. Seller will execute, acknowledge (if appropriate), and deliver to Buyer assignments, including a personal property Bill of Sale in the form attached hereto as Exhibit B-1, a Patent Assignment in the form attached hereto as Exhibit B-2, a Trademark Assignment in the form attached hereto as Exhibit B-3, and an Assumption and Assignment Agreement in the form attached hereto as Exhibit B-4, and such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request.

                        ii. Documents. Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 8 below.

             c. Buyer's Obligations at Closing. At the Closing, Buyer shall deliver to Seller the following instruments and documents:

                        i. Payment at Closing. The Purchase Price specified in Section 2 above, representing the payment to be paid at Closing for the Acquired Assets.

                        ii. Documents. Buyer will deliver to Seller the various certificates, instruments, and documents referred to in Section 9 below.

                        iii. Assumption Agreement. Buyer shall deliver an assumption agreement in the form attached hereto as Exhibit C.

             d. Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all


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purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit D.

        4. Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 4 with respect to Seller or the Acquired Business, as applicable, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the specific Schedules delivered by Seller to Buyer on or prior to three (3) days before the Closing Date and accepted by Buyer.

             a. Organization, Standing, Qualifications and Corporate Powers. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Seller also has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business, including the Acquired Business, as now conducted. To the extent the nature of the business conducted by Seller requires it to qualify to do business in other jurisdictions other than the State of Utah, such qualifications are valid and in effect, except where any failure to do so would not have a material adverse effect on the Acquired Business or the transactions contemplated by this Agreement. True, correct and complete copies of the Articles of Incorporation and Bylaws of Seller, and all amendments of each, previously have been delivered to Buyer, and no changes to or amendments of such documents have been made since the delivery of such copies to Buyer.

             b. Authorization of Transaction. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement, and the agreements and instruments required by Section 3(a) and Section 8 to be delivered to Buyer at Closing, have each been duly executed and delivered by Seller and constitute the legal, valid and binding agreement and obligation of Seller, enforceable against Seller in accordance with their terms. Without limiting the generality of the foregoing, the Board of Directors of Seller has duly authorized the execution, delivery, and performance of this Agreement by Seller.

             c. Title to Assets. Except as provided in Schedule 4(c), Seller has good and marketable title to the Acquired Assets, free and clear of any security interests or restriction on transfer. To Seller's knowledge, and except as set forth on Schedule 4(c), each such asset in the possession of Seller is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

             d. No Violations of Law or Breaches. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in
Section 2 above), will (a) violate any provision of the Articles of Incorporation or Bylaws of Seller, (b) violate any statute, law ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its properties or assets, (c) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice, lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, license, lease, agreement or other applicable contract to which Seller is a party or by which Seller, or any of its respective properties or assets may be bound or affected, except for violations or defaults that have been or will be waived on or prior to Closing, or (d) result in creation of imposition of any security interest or claim of any nature whatsoever upon, or give to others any claim, interest or rights, including rights of termination or cancellation in, or with respect to, any of the property, assets, contracts, licenses or business


                                       -4-


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of  Seller.  Seller is not in  violation  of,  or  default  under,  any terms or provisions of its Articles of Incorporation or Bylaws or any lien, mortgage, lease, indenture, agreement, instrument, order, judgment, decree of law to which it is a party or by which it is or any of its properties or assets are bound, except for such violations or breaches as will not have a material adverse effect on the Acquired Business or the transactions contemplated by this Agreement. Except as set forth in Schedule 4(d), Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental body or third party in order for the Parties to consummate the transactions contemplated by this Agreement.

             e. Absence of Undisclosed Liabilities. Except as set forth in Schedule 4(e), the Acquired Business has no liability which would have any effect of any kind on the transaction contemplated by this Agreement (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any such liability).

             f. Books of Account. The books of account of Seller are complete and correct in all material respects, and all moneys due or to become due, and all liabilities (actual, contingent or accrued) of Seller by reason of any transaction, matter, cause or thing whatsoever, which, in accordance with GAAP (subject to normal year-end adjustments) should be entered therein, have been duly, correctly and completely entered therein.

             g. Inventory. Buyer will purchase the inventory of the Acquired Business as listed on Schedule 1. The legal and equitable title of such inventory shall transfer to Buyer upon the later of (i) the payment of that portion of the Purchase Price payable for such inventory, as described in
Section 2(b); and (ii) the payment to Norco for the sum owed by Seller to Norco for the inventory, which payment shall occur pursuant to the Assumption Agreement attached as Exhibit C.

             h. No Notes Receivable and Accounts Receivables. Buyer is not purchasing any notes receivable or any accounts receivable of Seller.

             i.       Personal Property.

                        i. Owned  Personal  Property.  Schedule  1  sets forth
a list by class and location of all personal property utilized in the Acquired Business, including fixed assets, equipment, molds, furniture, fixtures, vehicles and other tangible assets, having an individual gross cost in excess of $10,000 which are owned by Seller at the date hereof. The present uses to which these items are devoted do not in any material manner constitute nonconforming uses under any zoning laws or ordinances to which such properties are subject, nor do such uses require the existence of any operating permits other than those presently held by Seller.

                        ii. Leased Personal Property. Exhibit 4(h) sets forth all of the personal property leases to which Seller is a party in respect to the Acquired Business, all of which are in good standing and in full force and effect and there are no defaults under any such leases and, to Seller's knowledge, no facts exist which with the giving of notice or the passage of time or both would give rise to defaults under any such leases. None of such leases will be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement, provided that Buyer's assumption of the equipment lease between USA Capital, LLC (or its successors or assigns) and Seller for certain equipment and assets used as a trade show sales booth for the Acquired Business shall be assumed by Buyer at Buyer's option after Closing, and shall be subject to Buyer's completion of a lease application and other conditions imposed by USA Capital, LLC (or its successors or assigns).

             j. Intellectual Property. Schedule 1 sets forth a list of all issued patents, pending patent applications, registered trademarks, and pending trademark applications owned or licensed by Seller and used in connection with the Acquired Business, and, except as set forth on Schedule 1 as being subject to license agreements with third parties, Seller owns the entire right, title and interest in and to the same. Seller owns or has valid licenses for all patents, trademarks, copyrights and licenses necessary for the operation of the Acquired Business as presently being conducted. Except as set forth on
Schedule 1, the Intellectual Property is not subject to any pending, or, to Seller's knowledge, threatened challenge. Seller has not received any notice that there exists any trademark, service mark or copyright or application therefor or invention or license which would adversely affect the Intellectual Property. Seller has not received any notice of any infringement of any of its patents, trademarks, trade name rights, copyrights or publication rights by others.

             k.       No Loans, No Accounts Payable and No Notes Payable.

Buyer is not assuming any loans payable, any accounts payable, or any notes payable of Seller with the exception of one specific account payable owned by Seller to Norco as identified in Section 2.

             l. Litigation. Except as set forth in Schedule 4(l), there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Seller's knowledge, threatened against or affecting or which affects or could affect the Acquired Assets, nor has Seller received any notice that there exists a basis therefor.

             m. Compliance with Laws. The Acquired Business has been conducted in all material respects in compliance with and, at the time of the Closing will be in compliance in all material respects with (and no governmental body has asserted that the business is not in compliance with), all applicable laws and other requirements of all governmental bodies.

             n. Product Warranty and Product Liability. All of the products manufactured, sold, leased and delivered by Seller in connection with the Acquired Business have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith. Seller has no liability arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Acquired Business.

             o. Customers. Schedule 1 contains a complete and correct list of all of the current customers of the Acquired Business. Seller has not been advised by any such customer that he, she or it intends to cease doing business with the Acquired Business.

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

             p.       Governmental Authorizations and Permits.  Schedule 4(p)
includes a complete and correct list of all local, state and federal governmental authorizations and franchises, all of which are in full force and effect, which are required by any governmental body for the operation of the Acquired Business, as now conducted, and none of which are affected by the transactions contemplated by this Agreement.

             q. No Misrepresentation. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Seller pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained therein not misleading.

             r.       Broker's Fee.  Seller has no liability or obligation to

pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

        5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 5 with respect to Buyer are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the specific Disclosure Schedules delivered by Buyer to Seller on or before three
(3) days prior to the Closing Date and initialed by Buyer and Seller.

             a. Organization, Standing and Qualification of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Buyer also has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

             b. Authorization of Transaction. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of these agreements, and the agreements required by
Section 3 and Section 9 to be delivered to Seller at Closing, has been duly executed and delivered by Buyer and constitutes the legal, valid and binding agreement and obligation of Buyer, enforceable against Buyer in accordance with its terms.

             c. Broker's Fees. Neither Buyer nor Seller has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

             d. No Violations of Law or Breaches. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (a) violate any provision of the articles of organization or operating agreement of Buyer, (b) violate any statute, law ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, (c) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice, lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, license, lease, agreement or other applicable contract to which Buyer is a party or by which Buyer, or any of its respective properties or assets may be bound or affected, except for violations or defaults that have been or will

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be waived on or prior to Closing, or (d) result in creation of imposition of any security interest or claim of any nature whatsoever upon, or give to others any claim, interest or rights, including rights of termination or cancellation in, or with respect to, any of the property, assets, contracts, licenses or business of Buyer. Except as set forth in Schedule 5(d), Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental body or third party in order for the Parties to consummate the transactions contemplated by this Agreement.

        6. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

             a. General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

             b. Notices and Consents. If reasonably requested, Seller will give any notices to third parties and use its best efforts to obtain any third-party consents that Buyer may reasonably request. Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governmental bodies and third parties that it may be required to give, make, or obtain.

             c. Operation of Business. With respect to the Acquired Business, Seller will not engage in any practice, take any action, embark on any course of action or inaction, or enter into any transaction which is outside the ordinary course of business.

             d. Preservation of Business. With respect to the Acquired Business, Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with licensors, suppliers, customers and employees.

             e. Full Access. Seller will permit representatives of Buyer to have full access at all reasonable times at such site or sites as mutually agreed by Buyer and Seller, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the Acquired Business as Buyer or its representatives may request in connection with the transaction contemplated hereby and shall furnish all information and documents with respect thereof. The inspection of the Acquired Assets will be conducted in the presence of Seller or a representative of Seller, if requested by Seller.

             f. Notice of Developments. Seller will give prompt written notice to Buyer of any material development that may affect the assets, liabilities, business, financial condition, operations, results of operations, or future business prospects of the Acquired Business. Each Party will give prompt written notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

             g. Use of Neat Things Name. On or before the Closing Date, Seller will cease using the "Neat Things" or "Neat Things!" name in connection with any of its operations or its subsidiaries' operations or as part of its corporate name. Seller and its subsidiaries will execute all necessary forms

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and  consents  required  by  Buyer,  by  the  State  of  Utah  or by  any  other governmental or regulatory authority to change its name and to permit Buyer to use the "Neat Things" or "Neat Things!" name as part of its business name in the State of Utah and elsewhere.

             h. Provision of Documents. Seller will provide Buyer with copies of all contracts in which Seller or any of its subsidiaries or affiliates and Gayle Garbe (Rosenberg) are parties, or other agreements to which Seller is a party that have any relation to any of the Acquired Assets, including without limitation any intellectual property rights.

        7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

             a. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request. The Parties acknowledge that because of the need to consummate this transaction expeditiously, further action is likely. Seller acknowledges and agrees that from and after the Closing Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Seller which are related to or constitute a portion of the Acquired Assets. Without limiting the generality of the foregoing, Seller agrees that it will use its best efforts to facilitate and accomplish the assumption by Buyer, at Buyer's option to be exercised within two weeks after the Closing Date, of the equipment lease between Seller and USA Capital, LLC (or its successors or assigns), covering the trade show booth and related equipment used by Seller in connection with the Acquired Business.

             b.       Litigation Support.  In the event and for so long as any
Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction arising on or prior to the Closing Date involving Seller, Buyer will cooperate with it and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

             c. Transition. Seller will not take any action that has the effect of discouraging any lessor, licensor, customer supplier, or other business associate of Seller from maintaining the same business relationships with Buyer after the Closing as it maintained with Seller prior to the Closing. Seller shall transfer any toll-free telephone number or numbers dedicated exclusively to the Acquired Business to Buyer, and Buyer shall thereafter assume all liabilities in connection with the maintenance of such toll-free telephone numbers. Seller will refer all customer inquiries relating to the business of Seller to Buyer from and after the Closing. Seller agrees that, for a period of ninety (90) days after the Closing, Seller shall devote reasonable time and resources to provide training to one or more persons selected by Buyer respecting the operations of the Acquired Business, including without limitation, marketing, promotions, finances, and customer relations and introductions, provided that all of such training shall occur exclusively at Seller's principal place of business and only during normal business hours of Seller, and further provided that Seller shall have no obligation to grant access to its facilities, personnel or training for any person selected by Buyer who is a former employee of Seller.

             d. Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information (as defined below), refrain from using any of the Confidential Information except in connection with this Agreement, and if this Agreement is terminated for any reason, deliver promptly to the other Party, at the reasonable request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in its or their possession. In event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the other Parties promptly of the request or requirements so that the other Parties may seek an appropriate protective order or waive compliance with the provisions of this
Section 7(d). If, in the absence of a protective order or in the receipt of a waiver hereunder, any Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its or their best efforts to obtain, at the request and expense of any other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. "Confidential Information" shall mean any and all business, organizational and/or financial information, customer lists, trade secrets and other confidential information given by one Party to another Party pursuant to this Agreement or otherwise, including, but not limited to, all confidential or other information given either orally or in writing.

             e. Collection of Pre-Closing Receivables. Buyer shall cooperate with Seller in Seller's efforts to collect pre-closing receivables.

             f. Payment of the Pre-Closing Payables. Subject to the assumption by Buyer of Seller's pre-closing payable to Norco as provided for herein, Seller shall promptly pay in full the pre-closing payables from the proceeds of the transaction contemplated in this Agreement, or from collection of the pre-closing receivables.

             g. Sales Tax Indemnification. The Acquired Assets are located in California and Utah. The parties anticipate that the Acquired Assets are exempt from California and Utah sales and use and or transfer taxes. Should any taxing authority challenge this position, Buyer agrees to indemnify Seller for all costs including attorneys' fees and other expenses incurred by Seller in defending its position. Should any taxing authority be successful in an assertion that sales, use or other transfer tax is due, Buyer agrees to pay any and all taxes, interest, and penalties ultimately determined to be due.

             h. Limited, Nonexclusive License. Buyer and Seller acknowledge that packaging materials included in the inventory that form a part of the Acquired Assets, whether as raw materials or as finished goods, may have imprinted on it the name "Dynatec" or "Dynatec International, Inc." Seller hereby grants to Buyer a limited, nonexclusive license to the name "Dynatec" or Dynatec International, Inc." in connection with the sale of any inventory acquired from Seller, provided, that such license shall expire and have no further force or effect from and after the earlier of (i) that date on which Buyer shall have sold all inventory bearing the names "Dynatec" or "Dynatec

International, Inc." or any derivative thereof; or (ii) one hundred eighty (180) days from the Closing.


             i. Offset of Travel Expenses and Chino Rent. The parties acknowledge that, at Buyer's request, Seller incurred travel and labor expenses of two employees to visit Norco's California facility for the purpose of recounting inventory which previously had been counted at the expense of Seller, and that Buyer agreed to reimburse Seller for such expenses. The parties further acknowledge that as of November 17, 2000, Seller terminated its use of facilities in Chino, California owned by Norco for the purpose of temporary storage and shipping of product in the operation of the Acquired Business, for which rent was owed for that portion of November during which Seller used such facilities. The parties agree therefore that Buyer shall pay or otherwise satisfy any obligation of Seller with respect to rent owed to Norco, in return for which Seller shall release its claim for reimbursement for its expenses incurred in connection with Buyer's requested inventory count.

        8. Conditions to Obligations of Buyer. The obligations of Buyer hereunder are subject to the satisfaction, on or prior to the Closing, of all the conditions set forth below in this Section 8. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of Buyer's other rights or remedies, at law or in equity, if Seller shall be in default of any of their representations, warranties, or covenants under this Agreement.

             a. Accuracy of Representations and Warranties. All representations and warranties by Seller contained in this Agreement or in any written statement delivered by Seller under this Agreement shall be true, in all material respects, on and as of the Closing Date as though such representations and warranties were made as of that date.

             b.       Performance by Seller.  Seller shall have performed,
satisfied,   and  complied  with,  in  all  material  respects,  all  covenants, agreements, and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

             c. No Material Adverse Change. There shall not have been any material adverse change in the financial condition, assets, prospects, customers, liabilities or the results of operations of the Acquired Business, except those occurring in the ordinary course of business, and Seller shall not have sustained any material loss or damage to the Acquired Assets, whether or not insured, that materially affects its ability to conduct the Acquired Business.

             d. No Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would,
(a) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (b) affect adversely the right of Buyer to own, operate, or control the Acquired Assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect).

             e. Certificate. Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 8(a) through 8(d) is satisfied in all respects.

             f. Consents. All necessary agreements and consents to the consummation by Seller of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by this Agreement, shall have been obtained by Seller and delivered to Buyer.

             g. Schedules. Buyer shall have received all Schedules to this Agreement to be provided by Seller which were not delivered on the date of this Agreement, completed its due diligence and determined in its reasonable judgment that the information set forth in such Schedules is not materially different from the information given to Buyer on the date of this Agreement.

             h. Covenant Not to Compete. Seller shall have entered into, effective at the Closing a Covenant Not to Compete with Buyer in the form set forth in Exhibit E.

             i. Due Diligence. The determination by Buyer on or before the Closing Date that the results of its due diligence review are satisfactory in Buyer's sole discretion.

             j. Acquired Assets. Buyer receives at Closing good and marketable title to the Acquired Assets free of any security interests or claims except those listed on Schedule 4(c) and specifically accepted by Buyer.

             k. Documents Releasing Lender Interest in Acquired Assets. Buyer receives at or prior to Closing documents satisfactory to Buyer evidencing each lenders' or other secured parties' release of its interest in and to the Acquired Assets, including intellectual property.

             l. Completion of Seller's Actions. All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyer.

        9. Conditions to Obligations of Seller. The obligations of Seller hereunder are subject to the satisfaction, on or prior to the Closing, of all of the conditions set forth below in Section 9. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this Agreement.

             a. Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

             b. Buyer's Performance. Buyer shall have performed, satisfied and complied in all material respects, with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

             c. No Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would prevent consummation, or cause recission following consummation, of any of the transactions contemplated by this Agreement (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect).

             d. Certificate. Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 9(a) through 9(c) is satisfied in all respects.

             e. Schedules. Seller shall have received all Schedules to this Agreement to be provided by Buyer which were not delivered on the date of this Agreement, completed its due diligence and determined in its reasonable judgment that the information set forth in such Schedules is not materially different from the information given to Seller on the date of this Agreement.

             f. Completion of Buyer's Actions. All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Seller.

        10. Survival. All of the representations and warranties of Seller or Buyer contained in Sections 4 and 5 above shall survive the Closing hereunder (even if Buyer or Seller knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter; provided, however, that the representations, warranties, and covenants of Seller contained in Section 4(f) above shall survive the Closing until the expiration of the applicable statutes of limitations.

        11. Termination. The Parties may terminate this Agreement as provided below:

             a. Mutual Consent. Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

             b. By Buyer Prior to Closing. Buyer may terminate this purchase by giving written notice to Seller at any time prior to the Closing, that Buyer is not satisfied with its due diligence investigation, or by reason of the failure of any condition precedent in favor of Buyer, or for any reason in the sole discretion of Buyer.

        12.      Miscellaneous Provisions

             a. Notices. Any and all notices between the parties provided for or permitted under this agreement or by law shall be in writing and shall be deemed duly served when personally delivered to the party to whom notice is to be given, or, in lieu of personal service, when deposited in the United States mail, certified, postage prepaid, and sent to the party at the address stated below at the most recent address provided by the party for service of notice, or, if no address has been given, at the party's last known address. Service by mail shall be deemed completed on a party three (3) days after mailing. The address of the parties are:

                  To Seller:               Dynatec International, Inc.
                                           3820 West Great Lakes Drive
                                           Salt Lake City, Utah 84120
                                           ATTN: Frederick W. Volcansek, Sr.

                  With a copy to:          N.  Todd Leishman
                                           Durham Jones & Pinegar
                                           111 East Broadway, #900
                                           Salt Lake City, Utah 84111

                  To Buyer:                Expandable Home Organizers, Inc.
                                           14325 Monte Vista Avenue
                                           Chino, CA 91710

                  With a copy to:          David A.  Buxbaum, Esq.
                                           Buxbaum & Chakmak, a law corporation
                                           414 Yale Avenue
                                           Claremont, CA 91711

             b. Arbitration. In the event there is any controversy, claim or dispute between the parties arising out of this Agreement or any of the products or technology created under this Agreement or any breach or claim of breach of any obligation or duty under this Agreement the parties agree to submit it to binding arbitration which arbitration shall be conducted pursuant to the rules of California Code of Civil Procedure ss. 1280 and the decision of the arbitrator shall be final and not appealable.

             c. Attorneys' Fees. In the event of any controversy, claim or dispute between the parties arising out of or relating to this agreement or the breach of this agreement, the prevailing party shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees in that litigation, which shall be determined by the court in that litigation or in a separate action brought for that purpose.

             d. Binding Effect. The agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, successors and assigns, except as otherwise provided.

             e. Entire Agreement. This agreement contains the entire agreement between the parties. Any prior agreements, promises, negotiations or representations not expressly set forth in this agreement are of no force nor effect. Any amendment to this agreement shall be ineffective unless it is in writing and signed by the party to be charged.

             f. Severability. If any term, provision, covenant or condition of the agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of the agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

             g. Headings. The section headings in this agreement are inserted for convenience only. They do not constitute a part of this agreement and shall not be used in its construction.

             h. Governing Law. This agreement shall be governed by and construed in accordance with the laws of California with the venue in San Bernardino County, California.

             i. Counterparts. This agreement may be signed by the parties in one or more counterparts which when taken together shall constitute one single agreement binding on all the parties and their heirs, executors and assigns.

             j. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement.

             k. Costs Incident to Agreement. Except as otherwise expressly provided herein, each of the Parties hereto will pay all the costs incurred by it incident to the preparation, execution or delivery of this Agreement or the performance of its obligations hereunder, including, without limitation, the fees and disbursements of its counsel, accountants and consultants.

             l. Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective heirs, legal representatives, successors, and assigns.

             m.       Recovery of Litigation Costs.  If any legal action or any
arbitration  or  other  proceeding  is  brought  for  the  enforcement  of  this
Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such Party may be entitled.

             n.       Construction.

                        i. Jointly Drafted. This Agreement shall be deemed to have been drafted jointly by the Parties both of whom have been represented by counsel in regard to the negotiation and preparation of its provisions. Any uncertainty or ambiguity shall not be construed for or against any Party based on attribution of drafting to that Party.

                        ii. Interpretation. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the contest requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

             o. No Waiver. The waiver by any Party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the Party giving such waiver.

             p. Jurisdiction. The Parties hereto agree that any suit, action or proceeding instituted with respect to this Agreement not otherwise subject to Arbitration, shall be brought only in the County of San Bernardino, California. No Party hereto shall institute or maintain any such suit, action or proceeding in any court of any other jurisdiction. The Parties irrevocably waive any objection they may now have or later acquire to, or any right or immunity on the grounds of, venue, the convenience of the forum or jurisdiction of such courts or the execution of judgment resulting therefrom, and the Parties irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

             q. Facsimile. The Parties agree that any facsimile signature of any Party on any counterpart original of this Agreement shall be deemed to be an original signature of such Party for all purposes and shall fully bind the Party whose facsimile signature appears on the counterpart original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

DYNATEC INTERNATIONAL, INC.
a Utah corporation

By:        /s/ Frederick W. Volcansek, Sr.
         ---------------------------------------
         Frederick W. Volcansek, Sr.
Its:     Chairman and CEO

BUYER:

EXPANDABLE HOME ORGANIZERS, INC.
a California corporation

By:        /s/ Jack R. Williams
         ---------------------------------------
         Jack R.  Williams
Its:
         ---------------------------------------